As filed with the Securities and Exchange Commission on November 29, 1995

                                                    Registration No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               ANGEION CORPORATION
             (Exact name of registrant as specified in its charter)

      MINNESOTA                                                 41-1579150
(State of incorporation)                                     (I.R.S. Employer
                                                            Identification No.)


                               3650 ANNAPOLIS LANE
                                    SUITE 170
                         PLYMOUTH, MINNESOTA 55447-5434
                                 (612) 550-9388
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            (Full title of the plan)


                             DAVID L. CHRISTOFFERSON
                               3650 ANNAPOLIS LANE
                                    SUITE 170
                         PLYMOUTH, MINNESOTA 55447-5434
                                 (612) 550-9388
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement



                         CALCULATION OF REGISTRATION FEE

                                                  Proposed            Proposed
Title of                                          maximum             maximum                 Amount of
securities to be          Amount to be            offering price      aggregate               registration
registered                registered(1)           per share(2)        offering price(2)       fee
---------------------------------------------------------------------------------------------------

Common Stock, $.01
par value. . . . .        100,000 shares          $6.05              $ 605,000                $ 210


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plan, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options to be granted under the plan, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on November 27, 1995 on the national over-the-counter market, as reported by the NASDAQ National Market System.



                                     PART II


                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(1) the Company's Annual Report on Form 10-K for the year ended July 31, 1995 (File No. 0-17019); (2) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 31, 1995; and (3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-17019), including any amendments or supplements.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The financial statements of the Company incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for the periods indicated in their reports thereon which reports are incorporated by reference in the Annual Report on Form 10-K for the year ended July 31, 1995. The financial statements audited by KPMG Peat Marwick LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP, independent certified public accountants, audit and report on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

Item 4.  Description of Securities.

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article V of the Company's Amended Bylaws provides that directors, officers, employees and agents, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by applicable state law.

     The Company maintains directors' and officers' liability insurance, including a reimbursement policy favor of the Company.


Item 7.  Exemption from Registration Claimed.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

4.1 Articles of Merger, including Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3A contained in Form 8-A (File No. 0-17019)).

4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3B to the Company's Registration Statement on Form S-4 (File No. 33-20761)).

4.3 Amended Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4A contained in the registration statement on Form 8-A (File No. 0-17019)).

4.4 Certificate of Designation of Preferred Stock, Series A (incorporated by reference to Exhibit 4.1 contained in the Current Report on Form 8-K filed February 9, 1993).

5.1       Opinion and Consent of Oppenheimer Wolff & Donnelly

23.1      Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2      Consent of KPMG Peat Marwick LLP, Independent Certified Public
          Accountants.

24.1      Power of Attorney (included on page 6 of this Registration Statement).

99.1 1994 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.23 contained in the Annual Report on Form 10-K for the year ended July 31, 1994 (File No. 0-17019)).


Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 23, 1995.

                                             ANGEION CORPORATION


                                             By:/s/ Whitney A. McFarlin
                                                Whitney A. McFarlin
                                                President and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Whitney A. McFarlin and David L. Christofferson and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 23, 1995 in the capacities indicated.

Signature                                            Title


/s/ Whitney A. McFarlin          Chairman of the Board, President and Chief
Whitney A. McFarlin              Executive Officer (Principal Executive Officer)

/s/ David L. Christofferson      Vice President, Chief Financial Officer
David L. Christofferson          (Principal Financial Officer and Accounting
                                 Officer) and Secretary

/s/ Joseph C. Kiser, M.D.        Director
Joseph C. Kiser, M.D.

/s/ Lyle D. Joyce, M.D.          Director
Lyle D. Joyce, M.D.

/s/ Sally E. Howard              Director
Sally E. Howard

/s/ Arnold A. Angeloni           Director
Arnold A. Angeloni

/s/ Dennis E. Evans              Director
Dennis E. Evans

/s/ Glen Taylor                  Director
Glen Taylor




                                INDEX TO EXHIBITS

Exhibit                                                                                 Page

4.1       Articles of Merger, including Amended Restated Articles of
          Incorporation of the Company (incorporated by reference to Exhibit 3A contained in Form 8-A (File No. 0-17019)).

4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3B to the Company's Registration Statement on
          Form S-4 (File No. 33-20761)).

4.3       Amended Form of the Company's Common Stock Certificate
          (incorporated by reference to Exhibit 4A contained in the registration statement on Form 8-A (File No. 0-17019)).

4.4 Certificate of Designation of Preferred Stock, Series A (incorporated by reference to Exhibit 4.1 contained in the Current Report on Form
          8-K filed February 9, 1993).

5.1       Opinion and Consent of Oppenheimer
          Wolff & Donnelly........................................................  Filed herewith.

23.1      Consent of Oppenheimer Wolff & Donnelly
          (included in Exhibit 5.1).

23.2      Consent of KPMG Peat Marwick LLP, Independent
          Certified Public Accountants............................................  Filed herewith.

24.1 Power of Attorney (included on page 6 of this Registration Statement).

99.1 1994 Non-Employee Director Option Plan (incorporated by reference to Exhibit 10.23 contained in the Annual Report on Form 10-K for the year ended
          July 31, 1994 (File No. 0-17019)).

